Project Arbor

Materials Prepared for Discussion

DRAFT | Confidential

Preliminary | Subject to Further Review and Evaluation June 2012

July 2012

Process Overview

Review of Arbor Trading Performance

Arbor Trading Performance Since IPO

November 5, 2009 (Arbor IPO) to July 18, 2012

Arbor Trading Overview

Stock Price

Period Spot Avg

Unaffected (1) $22.63 –

Current 27.79 –

LTM Average – 26.34

LTM High 44.70 –

LTM Low 20.95 –

Note: Based on closing prices.

5/11/11:

Priced secondary offering at $42.00

11/12/10: Priced secondary offering at $26.00

5/14/12: WDYTYA not renewed

Price reaction: (14%)

11/4/09:

Priced $100MM IPO at $13.50

Price reaction: +5%

Current price: $27.79

Unaffected price(1): $22.63

Range of Previous Proposals from

$34.00—$38.00

6/6/12: Bloomberg leak

Price reaction: +11%

Volume (MM)

15.0

10.0

5.0

0.0

Price ($) $50.00

$40.00 $30.00 $20.00 $10.00

$0.00

Nov-09 Jan-10 Mar-10 May-10 Jul-10 Sep-10 Nov-10 Jan-11 Mar-11 May-11 Jul-11 Sep-11 Nov-11 Jan-12 Mar-12 May-12 Jul-12

Source: Capital IQ. Based on closing prices.

(1) Unaffected price based on Arbor price of $22.63 as of June 5, 2012 (prior to Bloomberg leak).

CONFIDENTIAL | DRAFT

Arbor Trading Performance During Process

April 19, 2012 (April Board Meeting) to July 18, 2012



Price ($)
Volume (MM)
5/14/12:
WDYTYA not renewed
Price reaction: (14%)
6/6/12:
Bloomberg leak
Price reaction: +11%
6/20/12:
Proposals from
7/2/12:
Announced reaching two million subscriber milestone
Price reaction: +3%
4/25/12:
Announced Q1 2012 Earnings and Archives.com acquisition
Price reaction: +5%
5/18/12:
Received proposal from
6/18/12:
proposal affirmation
7/11/12:
Qatalyst sent process letters for submitting final offers
6/22/12:
Received proposal from
7/16/12:
Qatalyst sent draft merger agreements
Current price: $27.79
Unaffected price(1): $22.63
Indices indexed to Arbor's 4/19/12 price
Arbor +18%
eCommerce: +10%
Online Media: +3%
NASDAQ: (2%)
Internet Leaders: (4%)
Consumer Apps: (13%)
$40.00
$30.00
$20.00
$10.00
10.0
7.5
5.0
2.5
0.0
April 19
April 26
May 3
May 10
May 17
May 24
June 1
June 8
June 15
June 22
June 29
July 9
July 16

Source: Capital IQ. Based on closing prices. Period spans IPO of FB.
(1) Unaffected price based on Arbor price of $22.63 as of June 5, 2012 (prior to Bloomberg leak).
Selected Internet Leaders includes GOOG, AMZN, FB, EBAY, and PCLN. Selected eCommerce includes EXPE, VPRT, OPEN, and SFLY.
Selected Consumer Applications includes LNKD, ZNGA, NFLX, and P.
Selected Online Media and Consumer Services includes IACI, WBMD, MWW, ACTV, ANGI, DHX, and DMD.

4

CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

Arbor Trading Performance Since Leak

June 5, 2012 (Day Prior to Bloomberg Leak) to July 18, 2012



Price ($)
Volume (MM)
6/6/12: Bloomberg leak Price reaction: +11%
6/18/12: proposal affirmation
6/20/12: Proposals from
6/22/12: Received proposal from
7/2/12: Announced reaching two million subscriber milestone Price reaction: +3%
7/11/12: Qatalyst sent process letters for submitting final offers
7/16/12: Qatalyst sent draft merger agreements
$30.00
$28.00
$26.00
$24.00
$22.00
$20.00
10.0
7.5
5.0
2.5
0.0
Current price: $27.79
Unaffected price(1): $22.63
Indices indexed to Arbor's 6/5/12 price
Arbor +23%
eCommerce: +6%
NASDAQ: +6%
Consumer Apps: +6%
Internet Leaders: +5%
Online Media: +4%
June 5
June 6
June 7
June 8
June 11
June 12
June 13
June 14
June 15
June 18
June 19
June 20
June 21
June 22
June 25
June 26
June 27
June 28
June 29
July 2
July 3
July 5
July 6
July 9
July 10
July 11
July 12
July 13
July 16
July 17
July 18

Source: Capital IQ. Based on closing prices.
(1) Unaffected price based on Arbor price of $22.63 as of June 5, 2012 (prior to Bloomberg leak).
Selected Internet Leaders includes GOOG, AMZN, FB, EBAY, and PCLN. Selected eCommerce includes EXPE, VPRT, OPEN, and SFLY.
Selected Consumer Applications includes LNKD, ZNGA, NFLX, and P.
Selected Online Media and Consumer Services includes IACI, WBMD, MWW, ACTV, ANGI, DHX, and DMD.

5

CONFIDENTIAL | DRAFT

Qatalyst PARTNERS

Illustrative Arbor Metrics At Various Prices

Range of Previous Proposals from

($MM, except per share amounts)

Illustrative Arbor Valuation Statistics

Illustrative Share Price: $27.79 $30.00 $31.00 $32.00 $33.00 $34.00 $35.00 $36.00 $37.00 $ 38.00 $39.00 $40.00

Implied Transaction Premium Statistic

Premium to Price Prior to Bloomberg Leak $22.63 23% 33% 37% 41% 46% 50% 55% 59% 63% 68% 72% 77%

Premium to Enterprise Value Prior to Bloomberg Leak $1,137 21% 30% 35% 39% 44% 48% 52% 57% 61% 66% 70% 75%

Premium to Current Price $27.79 0% 8% 12% 15% 19% 22% 26% 30% 33% 37% 40% 44%

Premium to Current Enterprise Value $1,374 0% 8% 12% 15% 19% 23% 26% 30% 34% 37% 41% 45%

Premium to 30 Day Spot Price $25.06 11% 20% 24% 28% 32% 36% 40% 44% 48% 52% 56% 60%

Premium to LTM High Share Price 44.70 (38%) (33%) (31%) (28%) (26%) (24%) (22%) (19%) (17%) (15%) (13%) (11%)

Premium to LTM Low Share Price 20.95 33% 43% 48% 53% 58% 62% 67% 72% 77% 81% 86% 91%

Premium to LTM Average Share Price 26.34 5% 14% 18% 21% 25% 29% 33% 37% 40% 44% 48% 52%

Premium to Price Prior to WDYTYA Announcement 26.16 6% 15% 19% 22% 26% 30% 34% 38% 41% 45% 49% 53%

Implied Valuation & Multiples

Fully-Diluted Equity Value (1) $1,343 $1,454 $1,504 $1,554 $1,604 $1,654 $1,704 $1,754 $1,804 $ 1,854 $1,905 $1,955

Fully-Diluted Enterprise Value (2) 1,374 1,484 1,534 1,584 1,634 1,685 1,735 1,785 1,835 1,885 1,935 1,985

Street Case

Revenue Multiples Statistic (3)

CY12E $466 2.9x 3.2x 3.3x 3.4x 3.5x 3.6x 3.7x 3.8x 3.9x 4.0x 4.2x 4.3x

CY13E 530 2.6 2.8 2.9 3.0 3.1 3.2 3.3 3.4 3.5 3.6 3.7 3.7

Adjusted EBITDA Multiples

CY12E $163 8.4x 9.1x 9.4x 9.7x 10.0x 10.3x 10.6x 11.0x 11.3x 11.6x 11.9x 12.2x

CY13E 188 7.3 7.9 8.1 8.4 8.7 8.9 9.2 9.5 9.7 10.0 10.3 10.5

Management Case

Revenue Multiples Statistic (4)

CY12E $479 2.9x 3.1x 3.2x 3.3x 3.4x 3.5x 3.6x 3.7x 3.8x 3.9x 4.0x 4.1x

CY12E—Pro forma for Archives.com (5) 501 2.7 3.0 3.1 3.2 3.3 3.4 3.5 3.6 3.7 3.8 3.9 4.0

CY13E 592 2.3 2.5 2.6 2.7 2.8 2.8 2.9 3.0 3.1 3.2 3.3 3.4

Adjusted EBITDA Multiples

CY12E $171 8.0x 8.7x 8.9x 9.2x 9.5x 9.8x 10.1x 10.4x 10.7x 11.0x 11.3x 11.6x

CY12E—Pro forma for Archives.com (5) 171 8.1 8.7 9.0 9.3 9.6 9.9 10.2 10.5 10.8 11.1 11.3 11.6

CY13E 210 6.6 7.1 7.3 7.6 7.8 8.0 8.3 8.5 8.8 9.0 9.2 9.5

Note: Current market prices as of July 18, 2012.

(1) Capitalization, common shares outstanding, options and RSUs based on Arbor Management as of June 8, 2012. Assumes treasury stock method treatment of options.

(2) Balance sheet items based on Arbor Management for the period ended June 30, 2012. Adjusted for pending $100MM Archives.com acquisition.

(3) Arbor Street Case projections based on consensus analyst estimates as of July 18, 2012.

(4) Arbor Management Case projections based on Arbor Management as of May 2012.

(5) Assumes Archives.com 2012E full-year revenue and adjusted EBITDA contribution of $21MM and ($1MM), respectively.

CONFIDENTIAL | DRAFT

Process Overview

Process Overview

Since beginning the process, Arbor and Qatalyst have held discussions with 15 parties: –

Six (6) strategic parties and nine (9) financial sponsors

In addition to the parties referenced above, other strategic parties and financial sponsors reached out to Arbor and/or Qatalyst following the Bloomberg article on June 6th

–

These parties were qualified based on their specific interest and financial wherewithal, and guided towards working off of public information to deliver a more firm view on value before engaging;

eventually engaged in the process

declined to engage in the process

Nondisclosure agreements (“NDAs”) were entered into with 11 parties:

–

Two (2) strategic parties and nine (9) financial sponsors

Each party that signed an NDA conducted a meeting with management and has had the opportunity to conduct initial follow-up diligence (primarily financial)

After requesting preliminary, non-binding indications of interest on Wednesday, June 20th, five (5) written and two (2) verbal indications of interest were received, all from financial sponsors

–

(together, the “Remaining Sponsors”) were invited to continue in the process

Starting the week of June 25th, the Remaining Sponsors began to conduct full due diligence, including both primary business diligence and confirmatory (accounting, legal, etc) diligence

In addition to working with the Remaining Sponsors, Arbor has continued to explore opportunities with other potential parties

–

held management meeting in New York on July 3rd and had a financial diligence follow-up session;

ultimately

decided they would not be competitive

–

held management meeting in

on July 16th; their Board meeting to present the opportunity is July 23rd

Qatalyst distributed process letters to the Remaining Sponsors requesting that final binding offers be submitted on Monday, August

6th, with mark-ups of the draft merger agreement and their financing commitment letters due earlier on Friday, August 3rd

CONFIDENTIAL | DRAFT

Process Overview (Continued)

Parties NDA Signed / Submitted Remain Contacted Initial Meeting Preliminary Proposal Engaged

Strategics

Sponsors

Other Parties That Reached Out

CONFIDENTIAL | DRAFT

Review of Preliminary Proposals Received

Remaining Sponsors

Price ($) $40.00 $38.00 $37.50 $36.00 $34.00 $34.00 $35.00 $32.00 $34.00 $34.00 $31.00 $30.00 $32.00 $31.00 $31.00 $30.00

Unaffected Price(1): $20.00 $22.63

$10.00

$0.00

Equity Value(2) $1,704—$1,854 $1,654—$1,829 $1,654—$1,754 $1,554—$1,654 $1,504—$1,654 $1,504—$1,554 $1,454—$1,504

($MM)

Premium to 55%—68% 50%—66% 50%—59% 41%—50% 37%—50% 37%—41% 33%—37%

Unaffected(1)

CY12E Rev(3) 3.7x – 4.0x 3.6x – 4.0x 3.6x – 3.8x 3.4x – 3.6x 3.3x – 3.6x 3.3x – 3.4x 3.2x – 3.3x

CY12E EBITDA(3) 10.6x – 11.6x 10.3x – 11.4x 10.3x – 11.0x 9.7x – 10.3x 9.4x – 10.3x 9.4x – 9.7x 9.1x – 9.4x

(1) Unaffected price based on Arbor price of $22.63 as of June 5, 2012 (prior to Bloomberg leak).

(2) Capitalization, common shares outstanding, options and RSUs based on Arbor Management as of June 8, 2012. Assumes treasury stock method treatment of options. Balance sheet items based on Arbor Management for the period ended June 30, 2012. Adjusted for pending $100MM Archives.com acquisition.

(3) Multiples based on consensus analyst estimates as of July 18, 2012. CONFIDENTIAL | DRAFT

Permira Diligence Summary

Preliminary Proposal: $34.00—$37.50 (increased from initial indication of $32.50—$35.00)

– Equity from Permira IV Fund, a €9.6 billion fund (~$11.75 billion)

– No mention of partnering, but will likely syndicate equity to their LPs

– Assumed leverage of 5.5x, however received highly confident letter from with 5.75x – 6.25x

Advisors

– M&A:

– Financing:

– Accounting:

– Commercial:

– Legal:

– HR/Insurance:

– Other:

Diligence Status

– Business Diligence: Complete following session the afternoon of July 19th

– Accounting: Largely complete. Need to complete audit work paper review

– Commercial ( ): Complete

– Legal: Will kick-off week of July 23rd

– HR/Insurance: Will kick-off week of July 23rd

Timing

– Indicated they will meet our process letter timing

CONFIDENTIAL | DRAFT

Permira Diligence Calendar

Legend

Primary Business

Confirmatory

MAY / JUNE

M T W T F

28 29 30 31 Initial Management Presentation 1 Survey Discussion 3 hours 1 hour

4 5 6 7 Financial Model Call 8 2 hours

11 12 13 14 15

18 19 20 21 22

25 26 Full Business Diligence 27 28 Lenders Meeting 29 8 hours 3 hours

JULY

M T W T F

2 Financial Model Call 3 4 5 6 1 hour

9 10 11 Deep Dive on Marketing 12 13 Call – Accounting 1 hour 2 hours

16 17 Call – Accounting 18 Business Diligence 19 WDYTYA Show Meeting 20 2 hours 4 hours 2 hours LP Meeting 2 hours

CONFIDENTIAL | DRAFT

Diligence Summary

Preliminary Proposal: $35.00—$38.00

– Equity from

– No mention of partnering, but will likely syndicate equity to their LPs

– Assumed leverage of 5.5x – 6.0x

Advisors

– M&A:

– Financing:

– Accounting:

– Commercial:

– Legal:

Diligence Status

– Business Diligence: Largely complete. Requested meeting with Tim to discuss the team

– Accounting: Needs to be completed

– Commercial ( ): Complete

– Legal: Needs to be completed

Timing

– Indicated they are unlikely to meet our process letter timing

CONFIDENTIAL | DRAFT

Diligence Calendar

Legend Primary Business Confirmatory

MAY / JUNE

M T W T F

28 29 30 31 1

4 5 6 7 8

11 12 13 14 Initial Management Presentation 15

3 hours

18 19 20 Financial Model Call 21 22

2 hours

25 26 27 28 29

JULY

M T W T F

2 Full Business Diligence 3 4 5 6

6 hours

9 10 11 12 13 Business Diligence

4 hours

16 17 18 19 20

CONFIDENTIAL | DRAFT

Diligence Summary

Preliminary Proposal: $34.00—$36.00 (increased from initial verbal indication of $32.00—$34.00)

Equity from

No mention of partnering or syndicating equity commitment

Assumed leverage of 5.5x – 6.0x

Advisors

M&A:

Financing:

Accounting/HR/IT:

Legal:

Data Analytics:

Other:

Diligence Status

Business Diligence: Largely complete. Still responding to follow-up requests

Accounting: Largely complete. Work paper review concluding July 19th

HR/IT: Largely complete. Follow-up IT discussion to be scheduled week of July 23rd

Legal: In process

Data Analytics: In process, will likely continue up until August 6th

Timing

Indicated they will meet our process letter timing

CONFIDENTIAL | DRAFT

Diligence Calendar

Legend Primary Business Confirmatory

MAY / JUNE

M T W T F

28 29 30 31 Initial Management Presentation 1

3 hours

4 5 6 7 8 Financial Model Call

2 hours

11 12 Business Diligence in Park City 13 14 15

4 hours

18 19 20 21 22

25 26 Dinner with Tim/Howard/ 27 Full Business Diligence 28 29

Eric S. 8 hours

JULY

M T W T F

2 3 Deep Dives on DNA and 4 5 6 Business Diligence Call

Archives 3 hours

3 hours

9 10 Call – Accounting 11 Lenders Meeting 12 Full Business Diligence 13 Call – HR

Introduction 3 hours 8 hours 1 hour

2 hours

Dinner

16 10 Technology / IT Call 18 Audit Work Paper Review 19 Audit Work Paper Review 20 Business Diligence

2 hours All day All day 3 hours

CONFIDENTIAL | DRAFT

Process Next Steps

JULY

M T W T F

16 17 18 19 20

23 24 25 26 27

AUGUST

M T W T F

30 31 1 2 3

6 7 8 9 10

Final Offers Due

Contract Mark-ups and Commitment Letters Due

Next Steps

Board Meeting (July 19th)

Final Confirmatory Diligence (Weeks of July 23rd and July 30th)

Contract Mark-ups and Commitment Letters Due (August 3rd)

Final Offers Due (August 6th)

Board Meeting to Review Offers and Coordinate Response

Negotiate and Finalize Merger Agreement

Board Meeting to Review Final Agreements and Approve Transaction

Sign and Announce Transaction

Prepare SEC and Regulatory Filings

Prepare Marketing Materials for Financing

Receive Regulatory and Shareholder Approval

Complete Financing and Close Transaction

CONFIDENTIAL | DRAFT